Exhibit 99.1

NEWS RELEASE

March 5, 2008

FARM - NASDAQ NATIONAL MARKET SYSTEM

Farmer Bros. Names Executive Vice President and Chief Operating Officer

TORRANCE, CALIF. — (BUSINESS WIRE) — March 5, 2008 — Farmer Bros. Co. (Nasdaq: FARM) announced today that it has named Drew H. Webb, an experienced food and beverage business executive, to the positions of Executive Vice President and Chief Operating Officer.  The appointment became effective March 3, 2008.

Mr. Webb, 60, has more than 30 years of experience as a food industry executive.  He has been an independent consultant for the past 12 years through his firm, DH Webb & Company, assisting a wide variety of food and beverage businesses.  He also has served in a variety of general management, sales and marketing, distribution and manufacturing positions, including as Senior Vice President at ConAgra Foods, Vice President at Basic American Foods and General Manager of the Vitality Beverage System.  He earned his bachelor’s degree from University of Florida and an Executive MBA from Harvard Business School.

“We saw Drew’s talents first hand when he assisted us with the integration of Coffee Bean International, and feel very fortunate that he’s agreed to join our team,” said Rocky Laverty, President and Chief Executive Officer of Farmer Bros. Co. “His experience and know-how will help us as we set our priorities and work to strengthen our operations and grow our customer base.”

Mr. Webb will report to Mr. Laverty.  He will have responsibility for Sales, Marketing and Corporate Development.  He joins the executive team which includes Mr. Laverty, John Simmons, Treasurer and Chief Financial Officer and Mike King, Vice President of Sales.

About Farmer Bros.

Farmer Bros. Co. is an institutional coffee roaster that sells a variety of coffee and allied products to the food service industry and private-label customers such as retailers. The Company’s signature Farmer Bros. trucks and vans bearing the “Consistently Good” logo are seen throughout Farmer Brothers’ 28-state service area. The Company’s wholly owned Coffee Bean Intl. is one of the nation’s leading specialty coffee roasters and wholesalers. Farmer Brothers has paid a dividend in every year since 1953, increased its dividend in every year since 1997, and its stock price has risen on a split-adjusted basis from $1.80 a share in 1980. For more information, go to: www.farmerbroscousa.com.

Forward-Looking Statements

Certain statements contained in this press release regarding the risks, circumstances and financial trends that may affect our future operating results, financial position and cash flows are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “feels,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. We intend these forward-looking statements to speak only at the time of this press release and do not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, fluctuations in availability and cost of green coffee, competition, organizational changes, our ability to successfully integrate the CBI Acquisition, the impact of a weaker economy, business conditions in the coffee industry and food industry in general, the Company’s continued success in attracting new customers, variances from budgeted sales mix and growth rates, and weather and special or unusual events, as well as other risks described in this press release and the quarterly reports filed by the Company on Form 10-Q and the annual report filed by the Company on Form 10-K and other factors described from time to time in the Company’s filings with the SEC.